Exhibit 10.1
EMPLOYMENT AGREEMENT
     EMPLOYMENT AGREEMENT (this “Agreement”) dated as of June 8, 2007, by and between CSK Auto, Inc., an Arizona corporation (the “Company”), a wholly owned subsidiary of CSK Auto Corporation, a Delaware corporation (“Parent”), and Lawrence N. Mondry (the “Executive”).
     WHEREAS, the Company desires to employ the Executive, and the Executive is willing to be employed by the Company, in each case on the terms and conditions set forth herein;
     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive agree as follows:
     1. Employment. The Company hereby agrees to employ the Executive, and the Executive hereby accepts such employment with the Company, in each case, on the terms and subject to the conditions hereinafter set forth, commencing on June 13, 2007 (the “Commencement Date”) and ending upon the termination of the Executive’s employment with the Company pursuant to Section 10 of this Agreement (the “Period of Employment”).
     2. Position.
          2.1 During the period beginning on the Commencement Date and ending no later than August 31, 2007, the Executive shall serve as an employee and executive of the Company. At such time as the board of directors of the Company and the Executive mutually agree, but no sooner than the date that Parent files its Annual Report on Form 10-K under the Securities Exchange Act of 1934, as amended, for its 2006 fiscal year and Quarterly Reports on Form 10-Q for the first, second and third quarters for its 2006 fiscal year with the Securities and Exchange Commission (“SEC”), and no later than August 31, 2007, the Executive shall transition to the position of President and Chief Executive Officer of the Company and Parent, at which time the Executive shall also be appointed as a member of the Company’s and Parent’s board of directors (hereinafter, individually or collectively, as the context may dictate, the “Board”). At that time, Executive (i) shall enter into the standard indemnity agreement applicable to officers and directors of the Company and Parent; and (ii) shall be provided with coverage under any directors and officers liability insurance maintained by the Company during the Period of Employment. In all such positions, the Executive shall have such duties, authority and responsibilities as are commensurate and consistent with the Executive’s title and as shall be determined from time to time by the Board. While employed by the Company hereunder, the Executive shall report directly and solely to the Board. In addition, while employed by the Company hereunder, the Executive will devote his full business time and best efforts to the performance of the Executive’s duties hereunder and will not engage in any other business, profession or occupation for compensation or otherwise which would conflict or interfere with the rendition of such services to the Company either directly or indirectly, without the prior written consent of the Board. Notwithstanding the foregoing, it shall not be a violation of this Agreement for the Executive to serve on the board of directors of Micron Technology, Inc., PD

Financial d/b/a Peach Direct, and Wireless Toyz, so long as such service is consistent with the Company’s ethics codes and other conflicts of interests policies in effect from time to time and this Agreement, and does not interfere with the performance of the Executive’s duties under this Agreement. Subject to the Board’s prior approval (which approval shall not be unreasonably withheld), the Executive may also continue to serve on the board(s) of any charitable or other non-profit entities on which he currently serves provided such activities are consistent with the Company’s ethics codes and other conflicts of interests policies in effect from time to time and this Agreement and do not unreasonably interfere with the performance of Executive’s duties under this Agreement. Any new or additional for-profit or non-profit board service must be approved in advance by the Board.
          2.2 The Executive’s principal place of employment shall be at the Company’s corporate headquarters in Phoenix, Arizona.
     3. Base Salary. As compensation for services rendered to the Company, the Company shall initially pay the Executive a base salary at the annual rate of $800,000, payable in accordance with the regular payroll practices of the Company for its executives. The Executive shall be entitled to such increases in the Executive’s base salary, if any, as may be determined from time to time in the sole discretion of the Board. The Executive’s annual base salary rate, as in effect from time to time, is hereinafter referred to as the “Base Salary.”
     4. Bonus. With respect to the Company’s 2007 fiscal year, the Executive shall be entitled to a cash bonus equal to 100% of the Executive’s Base Salary, pro-rated for the number of days in the Company’s 2007 fiscal year during the Period of Employment (the “FY2007 Bonus”), payable in equal installments concurrent with the payment of the Executive’s Base Salary for the remainder of the Company’s 2007 fiscal year after the Commencement Date. With respect to each subsequent fiscal year during the Period of Employment, in addition to the Base Salary, the Executive shall be eligible to earn an annual cash performance bonus of up to 150% of the Executive’s Base Salary, with the target annual cash bonus equal to 100% of the Executive’s Base Salary (the “Target Bonus”), based upon the achievement of performance targets established by the Board in consultation with the Executive, payable as soon as practicable following the first regular meeting of the Board following the Company’s filing with the SEC of its audited financial statements for the applicable preceding fiscal year.
     5. Stock Options.
          5.1 Parent shall, on the Commencement Date, grant the Executive (i) a stock option covering 300,000 shares of Parent’s common stock with an exercise price equal to the fair market value of Parent’s common stock on the date of grant (the “Initial Option”) and (ii) an award of restricted stock units covering 75,000 shares of Parent’s common stock (the “Initial Restricted Stock Units”). The Initial Option and the Initial Restricted Stock Units shall each vest, and with respect to the Initial Option, become exercisable in equal annual installments over a three-year period, on the first, second and third year anniversaries of the date of grant, subject to the Executive’s continued employment with the Company on each such date. Notwithstanding anything herein to the contrary, the Initial Option and the Initial Restricted Stock Units shall become fully vested and, with respect to the Initial Option, fully exercisable (i) immediately prior to the consummation of a Change of Control (as defined below) or (ii) upon a termination of the Executive’s employment with the Company by the Company without Cause or by the Executive for Good Reason (each as defined below). Consistent with the foregoing, the Initial Option and Initial Restricted Stock Units shall be subject to the terms and conditions of award agreements (the “Award Agreements”) to be entered into by Parent and the Executive in the form attached as exhibits hereto. After the Commencement Date and prior to the first vesting date under the Award Agreements, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of Parent’s common stock subject to the Initial Option and Initial Restricted Stock Units and shall use its reasonable best efforts to maintain the effectiveness of such registration statement.
          5.2 As soon as practicable following the first regular meeting of the Board after the Company’s filing with the SEC of its audited financial statements for the Company’s 2007 fiscal year, Parent will grant the Executive an additional stock option to acquire such number of shares of Parent’s common stock as is determined pursuant to the next sentence, with an exercise price equal to the fair market value of Parent’s common stock on the date of grant (the “2008 Option”). The number of shares subject to the 2008 Option shall be equal to the quotient obtained by dividing 130% of the Executive’s then Base Salary by the deemed per share value of the shares of Parent’s common stock issuable under the 2008 Option on the grant date determined using the same methodology as used by Parent for financial reporting purposes under SFAS No. 123(R). The 2008 Option shall be subject to the terms and conditions set forth in the Company’s stock incentive plans and standard form of option award agreement for executive-level employees is use at the time of such grant, which terms and conditions may not be the same as the terms and conditions of the Initial Option.
          5.3 Commencing with the Company’s 2009 fiscal year, following the Company’s filing with the SEC of its immediately preceding fiscal year financial statements and concurrent with the granting of awards to eligible grantees pursuant to Parent’s equity grant policy (as amended from time to time by the Board), the Executive shall be eligible to earn additional annual equity awards for each such year. For the avoidance of doubt, subject to the foregoing conditions, the first such award would be granted in the 2009 fiscal year, to the extent earned based on performance during the Company’s 2008 fiscal year. Such annual equity award shall have a minimum value (as determined using the same methodology as used by Parent for financial reporting purposes under SFAS No. 123(R)) of not less than 100% of the Executive’s then Base Salary and shall be granted to the Executive if the Company meets objective financial goals and targets consistent with the Company’s annual plan and budget set for the applicable fiscal year by the Board, provided that the Board shall also have the authority to grant equity awards to the Executive in the event that these targets are not attained. Any additional equity awards granted pursuant to this Section 5.3 shall be subject to the terms and conditions set forth in the Company’s stock incentive plans and standard forms of equity award agreement for executive-level employees is use at the time of such grant(s), which terms and conditions may not be the same as the terms and conditions of the Initial Option and/or Initial Restricted Stock Unit.
          5.4 Notwithstanding anything in Section 5.2 or 5.3 to the contrary, to the extent that Parent is unable, for any reason, to issue stock options or other equity awards to the

Executive on the terms set forth in Section 5.2 and/or 5.3, the Company shall provide the Executive with alternative incentive based compensation of equivalent value in lieu of the stock options and/or equity awards provided for in Section 5.2 and/or 5.3.
     6. Vacation. During the Period of Employment, the Executive shall be entitled to paid vacation of five weeks in each fiscal year in accordance with the plans, policies, programs and practices of the Company applicable to its senior executives.
     7. Other Employee Benefits. During the Period of Employment, Executive shall be entitled to participate in all benefit plans and programs maintained by the Company that are available to its executive officers; provided that Executive’s right to participate in such plans and programs shall not affect the Company’s right to amend or terminate the general applicability of such plans and programs, and Executive acknowledges that he shall have no vested rights under or to participate in any such plan or program except as expressly provided under the terms thereof.
     8. Travel and Other Expenses.
          8.1 During the period between the Commencement Date and June 30, 2008, the Company agrees to reimburse the Executive for reasonable travel and temporary living expenses (including without limitation housing and other transportation expenses) incurred by the Executive in connection with his temporary living arrangements in Phoenix, Arizona and his travel between his home in Dallas, Texas and the Company’s corporate headquarters in Phoenix, Arizona, subject to a reasonable limit on such expenses to be mutually agreed upon by the Board and the Executive. To the extent any payments under this Section 8.1 are taxable to the Executive, the Company shall pay to the Executive an additional cash payment in an amount such that the Executive will be in the same position as he would have been had no taxes been imposed upon or incurred as a result of any payments under this Section 8.1.
          8.2 During the period between the Commencement Date and June 30, 2008, the Company shall provide the Executive with an automobile allowance of $2,000 per month. Any automobile allowance after that date would be subject to review and approval by the Board.
     9. Business Expenses. While employed by the Company hereunder, reasonable business expenses (including travel expenses) incurred by the Executive in the performance of the Executive’s duties hereunder shall be reimbursed by the Company in accordance with Company policies. In addition, the Company shall provide Executive with office facilities, assistance and services adequate for performance of his duties under this Agreement.
     10. Termination of Employment. The Executive’s employment hereunder may be terminated by either party at any time and for any or no reason; provided that the Executive will be required to give the Company advance written notice of any resignation of the Executive’s employment (as set forth in this Section 10). Notwithstanding any other provision of this Agreement, the provisions of this Section 10 shall exclusively govern the Executive’s rights upon termination of employment with the Company and its affiliates.

     10.1 By the Company For Cause or By the Executive without Good Reason.
     (a) The Executive’s employment hereunder may be terminated by the Company for Cause (as defined below) at any time. The Executive’s employment hereunder shall terminate automatically upon the Executive’s resignation without Good Reason (as defined below); provided that the Executive will be required to give the Company at least 30 days advance written notice of a resignation without Good Reason.
     (b) For purposes of this Agreement, “Cause” shall mean that the Executive: (i) has been convicted of a felony, or has entered a plea of guilty or nolo contendere to a felony; (ii) has committed an act of fraud or dishonesty which results in a not insignificant injury to the Company or any of its subsidiaries; (iii) has willfully and continually refused to substantially perform his duties with the Company or any of its subsidiaries (other than any such refusal resulting from his incapacity due to mental illness or physical illness or injury), after (A) a demand for substantial performance has been delivered to the Executive by the Board, where such demand reasonably identifies the manner in which the Board believes that the Executive has refused to substantially perform his duties and (B) the passage of a reasonable period of time as specified by the Board for the Executive to comply with such demand; or (iv) has willfully engaged in gross misconduct injurious to the Company or any of its subsidiaries.
     (c) If the Executive’s employment is terminated by the Company for Cause, or if the Executive resigns without Good Reason (except as set forth in Section 10.4 below), the Executive shall be entitled to receive within 7 business days following the date of such termination: (i) the Base Salary through the date of termination (including payment for any accrued but unused vacation time); (ii) any earned but unpaid portion of the Executive’s annual bonus (if any) provided for in Section 4; (iii) reimbursement for any unreimbursed business expenses properly incurred by the Executive pursuant to this Agreement or in accordance with Company policy prior to the date of the Executive’s termination; (iv) reimbursement for any unreimbursed expenses properly incurred by the Executive pursuant to Section 8.1 of this Agreement, but, with respect to any termination by the Company for Cause or by the Executive without Good Reason, only to the extent such expenses relate to time periods prior the date of such termination and (v) such employee benefits, if any, as to which the Executive may be entitled under the employee benefit plans of the Company according to their terms (the amounts described in clauses (i) through (v) of this Section 10.1(c), reduced by any amounts owed by the Executive to the Company, being referred to as the “Accrued Rights”). For the avoidance of doubt, any dispute with regard to the amount of the Accrued Rights or any amounts owed by the Executive to the Company and offset against the Accrued Rights shall be resolved pursuant to Section 15.7 hereof.
Following such termination of the Executive’s employment by the Company for Cause or by the Executive without Good Reason, except as set forth in this Section 10.1 or Section 10.4 of this Agreement, the Executive shall have no further rights to any compensation or any other benefits under this Agreement.

          10.2 Disability or Death. The Executive’s employment hereunder shall terminate upon the Executive’s death and may be terminated by the Company if the Executive becomes (in the good faith judgment of the Board) physically or mentally incapacitated and is therefore unable for a period of three (3) consecutive months or for an aggregate of six (6) months in any twelve (12) consecutive month period to perform the Executive’s duties (such incapacity is hereinafter referred to as “Disability”). Upon termination of the Executive’s employment hereunder by reason of his Disability or death, the Executive or the Executive’s estate (as the case may be) shall be entitled to receive the Accrued Rights within 7 business days following the date of such termination. Following the Executive’s termination of employment due to death or Disability, except as set forth in this Section 10.2 or Section 5 of this Agreement, the Executive shall have no further rights to any compensation or any other benefits under this Agreement.
          10.3 By the Company Without Cause or by the Executive with Good Reason other than in connection with a Change of Control.
     (a) The Executive’s employment hereunder may be terminated by the Company at any time without Cause. The Executive’s employment hereunder may be terminated by the Executive for Good Reason (as defined below) at any time.
     (b) For purposes of this Agreement, “Good Reason” shall mean if, other than for Cause, any of the following has occurred without the Executive’s consent:
     (i) the Executive is not elected President and Chief Executive Officer and made a member of the Board on or prior to August 31, 2007, as set forth in Section 2.1 of this Agreement;
     (ii) the Company and/or Parent fails to nominate the Executive for election/re-election as a member of the Board during the Period of Employment;
     (iii) the Executive’s duties, responsibilities or authority are materially reduced or diminished;
     (iv) the Executive’s Base Salary, the FY2007 Bonus or the annual bonus opportunity set forth in Section 4 of this Agreement are materially reduced (except, with respect to Base Salary, for across the board reductions for all similarly situated executives of the Company);
     (v) the Company requires (A) the Executive to relocate to Phoenix, Arizona prior to June 30, 2008 or (B) that the Executive’s employment be based at a location outside a 50 mile radius from the Company’s current corporate headquarters in Phoenix, Arizona;
     (vi) any purchaser, assign, continuing or surviving corporation, or successor of the Company or its business or assets (whether by acquisition, merger, liquidation, consolidation, reorganization, sale or transfer of assets or business, or otherwise) fails or refuses to expressly assume in writing this

Agreement and all of the duties and obligations of the Company hereunder pursuant to Section 13 hereof; or
     (vii) the Company materially breaches this Agreement or fails to enter into or materially breaches the Award Agreements.
Notwithstanding the foregoing, none of the events referred to in (i) through (vii) above shall constitute Good Reason unless the Executive gives written notice to the Company of his election to terminate his employment for such reason within 15 days after he becomes aware of the existence of facts or circumstances constituting Good Reason. Such notice shall set forth in reasonable detail the facts and circumstances constituting the Good Reason and, if the Good Reason is a curable condition (in the good faith determination of the Company), shall provide the Company with 30 days to cure such condition. The notice shall also specify the date when the termination of employment is to become effective (if the Good Reason is not curable or is curable, but not cured within the 30 days), which date shall be not less than 45 days and not more than 90 days from the date the notice is given; provided, however, that after receiving such notice the Company shall be permitted to terminate the Executive’s employment prior to the specified termination date without payment of additional compensation to the Executive (other than the severance benefits provided for herein). For the avoidance of doubt, any termination by the Company pursuant to the preceding sentence will not affect the Executive’s ability to terminate his employment for Good Reason.
     (c) If the Executive’s employment is terminated by the Company without Cause (other than by reason of death or Disability) or if the Executive resigns for Good Reason, in each case, other than during the period commencing upon the consummation of a Change of Control and ending on the first anniversary thereof, the Executive shall be entitled to receive: (i) the Accrued Rights within 7 business days following the date of such termination; and (ii) subject to (A) the Executive’s continued compliance with the provisions of Section 12 hereof and (B) the Executive’s execution and non-revocation of a mutual release with the Company in the form of Exhibit A attached hereto: a cash payment equal to two times the Executive’s Base Salary as in effect upon the date the Executive’s employment was terminated (without giving effect to any reduction in Base Salary that constituted Good Reason for such termination), payable in equal monthly installments over a two-year period commencing with the month following the date of such termination.
Following the Executive’s termination of employment by the Company without Cause (other than by reason of the Executive’s death or Disability) or by the Executive for Good Reason, except as set forth in this Section 10.3 or Sections 5 or 10.4 of this Agreement, the Executive shall have no further rights to any compensation or any other benefits under this Agreement.

     10.4 Change of Control.
     (a) For purposes of this Agreement, a “Change of Control” shall be deemed to have taken place if, after the date hereof:
     (i) any person, corporation, or other entity or group, including any “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (each a “Person”), other than any employee benefit plan then maintained by Parent, becomes the beneficial owner of shares of Parent having 50% or more of the total number of votes that may be cast for the election of directors of Parent (including any shares owned by such beneficial owner or members of its “group” as of the date hereof);
     (ii) as the result of, or in connection with, any contested election for the board of Directors of Parent, or any tender or exchange offer, merger or other business combination or sale of assets, or any combination of the foregoing (a “Transaction”), the persons who were directors of Parent before the Transaction shall cease to constitute a majority of the Board of Parent or any successor to Parent or its assets;
     (iii) at any time Parent shall consolidate or merge with any other Person and Parent shall not be the continuing or surviving corporation, or any Person shall consolidate or merge with Parent and Parent shall be the continuing or surviving corporation, and in connection therewith, all or part of the outstanding Parent stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property;
     (iv) Parent shall be a party to a statutory share exchange with any other Person after which Parent is a subsidiary of any other Person; or
     (v) Parent shall sell or otherwise transfer all or substantially all of the assets or earning power of Parent and its subsidiaries (taken as a whole) to any Person or Persons.
     (b) If the Executive’s employment is terminated by the Company without Cause (other than by reason of death or Disability) or if the Executive resigns for any reason (including Good Reason), in each case, during the period commencing upon the consummation of a Change of Control and ending on the first anniversary thereof, the Executive shall be entitled to receive: (i) the Accrued Rights within 7 business days following the date of such termination; and (ii) subject to (A) the Executive’s continued compliance with the provisions of Section 12 hereof and (B) the Executive’s execution and non-revocation of a mutual release with the Company in the form of Exhibit A attached hereto, a lump sum cash payment equal to two times the sum of the Executive’s Base Salary and Target Bonus, in each case as in effect upon the date the Executive’s employment was terminated (without giving effect to any reduction in Base Salary or

Target Bonus that constituted Good Reason for such termination), payable upon the Effective Date as defined in Section 7 of such release.
Following the Executive’s termination of employment by the Company without Cause (other than by reason of the Executive’s death or Disability) or by the Executive for any reason, in each case, during the period commencing upon the consummation of a Change of Control and ending on the first anniversary thereof, except as set forth in this Section 10.4 and Section 5 of this Agreement, the Executive shall have no further rights to any compensation or any other benefits under this Agreement.
          10.5 Effect of Section 409A of the Code. Notwithstanding anything to the contrary in this Agreement, if the Company determines (a) that on the date the Executive’s employment with the Company terminates or at such other time that the Company determines to be relevant, the Executive is a “specified employee” (as such term is defined under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)) of the Company and (b) that any payments to be provided to the Executive pursuant to this Agreement are or may become subject to the additional tax under Section 409A(a)(1)(B) of the Code or any other taxes or penalties imposed under Section 409A of the Code (“Section 409A Taxes”) if provided at the time otherwise required under this Agreement then such payments shall be delayed until the date that is six months after date of the Executive’s “separation from service” (as such term is defined under Section 409A of the Code) with the Company, or such shorter period that, as determined by the Company, is sufficient to avoid the imposition of Section 409A Taxes.
          10.6 The Executive shall not be required to mitigate the amount of any payment provided for under this Section 10 by seeking other employment or otherwise and, except as specifically provided herein, the amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned or benefits received by the Executive as the result of employment by a future employer.
     11. Parachute Taxes.
          11.1 Notwithstanding any other provision of this Agreement, in the event that any amount or benefit that may be paid or otherwise provided to or in respect of the Executive by or on behalf of the Company or any affiliate, whether pursuant to this Agreement or otherwise (collectively, the “Covered Payments”), is or may become subject to the tax imposed under Section 4999 of the Code or any successor provision (the “Excise Tax”), then the portion of the Covered Payments that would be treated as “parachute payments” under Section 280G of the Code or any successor provision (the “Covered Parachute Payments”) shall either be (i) paid in full in accordance with their respective terms or (ii) reduced so that the Covered Parachute Payments, in the aggregate, are reduced to the Safe Harbor Amount (as defined below), whichever of the foregoing amounts, taking into account the applicable federal, state, and local employment taxes, income taxes, and the Excise Tax, results in the receipt by the Executive, on an after-tax basis, of the greatest amount of the payment notwithstanding that all or some portion of the payment may be subject to the Excise Tax. For purposes of this Agreement, the term “Safe Harbor Amount” means the largest portion of the Covered Payments that would result in no portion of the Covered Payments being subject to the Excise Tax. In the event that it is determined that the amount of any Covered Payments will be reduced in accordance with this Section 11, the Executive shall have the right to designate which of the Covered Payments shall be reduced and to what extent, provided that the Executive may not so elect to the extent that, in the determination of independent tax counsel to the Company, such election would cause the Executive to be subject to the Excise Tax.
          11.2 If, notwithstanding any reduction described in this Section 11, the Internal Revenue Service (“IRS”) determines that the Executive is liable for the Excise Tax as a result of the receipt of amounts payable under this Agreement or otherwise as described above, then the Executive shall be obligated to pay back to the Company, within thirty (30) days after a final IRS determination or in the event that the Executive challenges the final IRS determination, a final judicial determination, a portion of such amounts equal to the “Repayment Amount”. The Repayment Amount with respect to the payment of benefits shall be the smallest such amount, if any, as shall be required to be paid to the Company so that the Executive’s net after-tax proceeds with respect to any payment of benefits (after taking into account the payment of the Excise Tax and all other applicable taxes imposed on such payment) shall be maximized. The Repayment Amount with respect to the payment of benefits shall be zero if a Repayment Amount of more than zero would not result in the Executive’s net after-tax proceeds with respect to the payment of such benefits being maximized. If the Excise Tax is not eliminated pursuant to this paragraph, the Executive shall pay the Excise Tax.
          11.3 Notwithstanding any other provision of this Section 11, if (i) there is a reduction in the payment of benefits as described in this Section 11, (ii) the IRS later determines that the Executive is liable for the Excise Tax, the payment of which would result in the maximization of the Executive’s net after-tax proceeds (calculated as if the Executive’s benefits had not previously been reduced), and (iii) the Executive pays the Excise Tax, then the Company shall pay to the Executive those benefits which were reduced pursuant to this Section 11 as soon as administratively possible after the Executive pays the Excise Tax so that the Executive’s net after-tax proceeds with respect to the payment of benefits are maximized.
     12. Restrictive Covenants.
          12.1 Confidentiality. The Executive understands and acknowledges that during the Executive’s employment with the Company, the Executive will have access to and will learn (i) information proprietary to the Company and its Affiliates that concerns the operation and methodology of the businesses conducted by the Company and its Affiliates and as the same are hereafter conducted by the Company and its Affiliates (the “Business”) or (ii) other information proprietary to the Company and its Affiliates, including, without limitation, trade secrets, processes, patent and trademark applications, product development, price, customer and supply lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential information with respect to the Business (collectively, “Proprietary Information”). The Executive agrees that, from and after the date hereof, the Executive will keep confidential and will not disclose directly or indirectly any such Proprietary Information to any third party, except as required to fulfill the Executive’s duties as an executive of the Company and Parent, and will not misuse, misappropriate or exploit such

Proprietary Information in any way. The restrictions contained herein shall not apply to any information which (a) was already available to the public at the time of disclosure, or subsequently becomes available to the public otherwise than by breach of this Agreement, or (b) was disclosed due to a requirement of law, provided that the Executive shall have given prompt notice of such requirement to the Company to enable the Company to seek an appropriate protective order with respect to such disclosure. Upon any termination of the employment of the Executive, the Executive shall promptly return to the Company and its affiliates all documents, computer disks, records, notebooks and similar repositories of any Proprietary Information in the Executive’s possession, including copies thereof.
     12.2 Agreement Not to Compete/Non-Solicitation.
     (a) During the Restricted Period (as defined below), the Executive shall not become engaged in a managerial or executive capacity for, or consultant to, Auto Zone, Inc., The Pep Boys — Manny, Moe & Jack, O’Reilly Automotive, Inc., Advance Stores Company, Incorporated, Discount Auto Parts, Inc., any other national auto parts and accessories retailer, any multi-state regional auto parts and accessories retailer that competes with the Company, or any successor to any of them.
     (b) During the Restricted Period, the Executive shall not, directly or indirectly, hire or attempt to hire any employee of the Company whose total annual compensation (including target bonus) is in excess of $100,000. The Company agrees to provide the Executive with a list of employees whose total annual compensation (including target bonus) is in excess of $100,000 within 30 days following the Executive’s reasonable request for such information for the sole purpose of enabling his compliance with this Section 12.2(b).
     (c) During the Restricted Period, the Executive shall not, directly or indirectly, call on or solicit any person, firm, corporation, business or other entity who or which is, or within two years prior to the Restricted Period had been, an importer for or national commercial customer or vendor of the Company or any Affiliate of the Company.
     (d) The term “Restricted Period” as used in this Section 12.2 shall mean the period of twenty-four (24) months following the last day of the Executive’s employment by Company, regardless of who terminates the employment. If a court or arbitrator with jurisdiction determines that twenty-four (24) months is too long, then and only then the Restricted Period will be reduced to eighteen (18) months, or if that is too long, then to twelve (12) months, or if that is too long, then to nine (9) months following the last day of Executive’s employment with Company.
     12.3 Remedies.
     (a) The Executive acknowledges and agrees that damages for a breach or threatened breach of any of the covenants set forth in this Section 12 will be difficult to determine and will not afford a full and adequate remedy, and therefore agrees that the Company, in addition to seeking actual damages in connection therewith, may seek specific enforcement of any such covenant in any court of competent jurisdiction, including, without limitation, by the issuance of a temporary or permanent injunction.
     (b) Notwithstanding anything herein to the contrary, the Company may terminate the payment of any remaining benefits payable pursuant to Section 10 hereof in the event of a breach of any of the covenants set forth in this Section 12.
     13. Assumption of Agreement. The Company will require any successor (whether by purchase of assets, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform all of the obligations of the Company under this Agreement (including the obligation to cause any subsequent successor to also assume the obligations of this Agreement) unless such assumption occurs by operation of law.
     14. Notices. Any notice or communication given by either party hereto to the other shall be in writing and personally delivered, delivered by overnight delivery service or mailed by registered or certified mail, return receipt requested, postage prepaid, to the following addresses:
     (a) If to the Company:
CSK Auto Corporation
625 East Missouri Avenue
Phoenix, Arizona 85012
Attn.: General Counsel
with a copy to:
Gibson, Dunn & Crutcher LLP
1801 California Street, Suite 4100
Denver, Colorado 80202
Attn.: Richard M. Russo, Esq.
     (b) if to the Executive, to the address of the Executive as it appears in the records of the Company with a copy to:
Gardere Wynne Sewell LLP
1601 Elm Street, Suite 3000
Dallas, Texas 75201
Attn: W. Robert Dyer, Jr., Esq.
     Any notice shall be deemed given when actually delivered to such address, or five days after such notice has been mailed, certified return requested, or one day after such notice has been sent by overnight delivery service, whichever comes earliest. Any person entitled to receive notice may designate in writing, by notice to the other, such other address to which notices to such person shall thereafter be sent.

     15. Miscellaneous.
          15.1 Entire Agreement. This Agreement, including the Release, contains the entire understanding of the parties in respect of its subject matter, and any other agreement or understanding between the parties, oral or written, made prior to the date of this Agreement is hereby terminated in its entirety.
          15.2 Amendment; Waiver. This Agreement may not be amended, supplemented, cancelled or discharged, except by written instrument executed by the party affected thereby. No failure to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof. No waiver of any breach of any provision of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision.
          15.3 Binding Effect; Assignment. The rights and obligations of this Agreement shall bind and inure to the benefit of any successor of Parent and the Company by reorganization, merger or consolidation, or any assignee of all or substantially all of Parent’s or the Company’s business and properties. The Company may assign its rights and obligations under this Agreement to any of its affiliates without the consent of the Executive, but shall remain liable for any payments provided hereunder not timely made by any affiliate assignee. The Executive’s rights or obligations under this Agreement may not be assigned by the Executive.
          15.4 Legal Expenses. The Executive shall be entitled to reimbursement of 50% of reasonable attorneys’ fees and expenses incurred by the Executive in connection with the negotiation, preparation and execution of this Agreement and the Award Agreements.
          15.5 Headings. The headings contained in this agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
          15.6 Governing Law. This Agreement shall be construed in accordance with and governed for all purposes by the laws and public policy (other than conflict of laws principles) of the State of Arizona applicable to contracts executed and to be wholly performed within such state.
          15.7 Arbitration. Except as provided in Section 12.3(a) hereof, any dispute or controversy arising under or in connection with this Agreement, including any claim arising out of or in connection with any termination of the Executive’s employment, shall be settled exclusively by arbitration in Phoenix, Arizona in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator’s award in any court having jurisdiction.
          15.8 Further Assurances. Each of the parties agrees to execute, acknowledge, deliver and perform, and cause to be executed, acknowledged, delivered and performed, at any time and from time to time, as the case may be, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary to carry out the provisions or intent of this Agreement.

          15.9 Severability. The parties have carefully reviewed the provisions of this Agreement and agree that they are fair and equitable. However, in light of the possibility of differing interpretations of law and changes in circumstances, the parties agree that if any one or more of the provisions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall, to the extent permitted by law, remain in full force and effect and shall in no way be affected, impaired or invalidated. Moreover, if any of the provisions contained in this Agreement is determined by a court of competent jurisdiction to be excessively broad as to duration, activity, geographic application or subject, it shall be construed, by limiting or reducing it to the extent legally permitted, so as to be enforceable to the extent compatible with then applicable law.
[SIGNATURES BEGIN ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CSK AUTO, INC.

By:	/s/ Maynard L. Jenkins, Jr.
Name: Maynard L. Jenkins, Jr.
Title: Chairman and Chief Executive Officer

CSK AUTO CORPORATION

By:	/s/ Maynard L. Jenkins, Jr.

Name: Maynard L. Jenkins, Jr.
Title: Chairman and Chief Executive Officer

EXECUTIVE

/s/ Lawrence N. Mondry

Lawrence N. Mondry

EXHIBIT A
Date of Notification:
GENERAL RELEASE
     This is a General Release (this “Release”) executed by Lawrence N. Mondry (the “Executive”) and CSK Auto, Inc., an Arizona corporation and CSK Auto Corporation, a Delaware corporation (collectively, the “Company”).
     WHEREAS, the Company and the Executive intend that this Release be entered into pursuant to Section 10.3(c) or 10.4(b) of that certain Employment Agreement, dated June 8, 2007, between the Company, CSK Auto, Inc. and the Executive (the “Employment Agreement”), relating to termination of his employment by the Company;
     WHEREAS, the Executive has had at least 21 days to consider the form of this Release.
     WHEREAS, the Company advised the Executive in writing to consult with a lawyer before signing this Release;
     WHEREAS, the Executive has represented and hereby reaffirms that the Executive has disclosed to the Company any information in the Executive’s possession concerning any conduct involving the Company or its affiliates that the Executive has any reason to believe involves any false claims to the United States or is or may be unlawful or violates the policies of the Company in any respect;
     WHEREAS, the Executive and the Company acknowledge that the consideration to be provided by each party under the Employment Agreement is sufficient to support this Release;
     WHEREAS, the Executive represents that the Executive has not filed any charges, claims or lawsuits against the Company involving any aspect of the Executive’s employment which have not been terminated as of the date of this Release; and
     WHEREAS, the Executive understands that the Company regards the representations by the Executive as material and that the Company is relying on these representations in paying amounts to the Executive pursuant to the Employment Agreement.
     THEREFORE, the Executive agrees as follows:
     1. The Executive, on behalf of the Executive and anyone claiming through the Executive, including the Executive’s heirs, assigns and agents, releases and discharges the Company and its directors, officers, employees, subsidiaries, affiliates and agents, and the predecessors, successors and assigns of any of them (the “Company Released Parties”), from each and every claim, action or right of any sort, in law or in equity, known or unknown, asserted or unasserted, foreseen or unforeseen, arising on or before the Effective Date (as defined in

Section 7 hereof), excepting only: (i) any rights to indemnification the Executive may have under applicable corporate law or any other arrangement covering the Executive; (ii) the rights of the Executive under this Release and the Employment Agreement (to the extent the Company or any other person has continuing obligations pursuant to the express provisions thereof following such termination); (iii) claims for benefits under any health, disability, retirement, life insurance or similar employee benefit plan of the Company or Parent covering the Executive (the “Company Benefit Plans”) and (iv) any rights pursuant to stock option, restricted stock unit or other equity-based compensation plans and agreements to which the Company and the Executive are parties.
          (a) This Release includes, but is not limited to: any claim of discrimination on the basis of race, sex, religion, marital status, sexual orientation, national origin, handicap or disability, age, veteran status, special disabled veteran status or citizenship status; any other claim based on a statutory prohibition or common law doctrine; any claim arising out of or related to the Executive’s employment with the Company, the terms and conditions thereof or the termination or cessation thereof; any express or implied employment contract, any other express or implied contract affecting terms and conditions of the Executive’s employment or the termination or cessation thereof, or a covenant of good faith and fair dealing; any tort claims and any personal gain with respect to any claim arising under the qui tam provisions of the False Claims Act, 31 U.S.C. 3730.
          (b) The Executive represents that the Executive understands this Release, that rights and claims under the Age Discrimination in Employment Act of 1967, as amended, the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Older Workers’ Benefit Protection Act, the Family and Medical Leave Act, the Americans with Disabilities Act and the Employee Retirement Income Security Act of 1974 are among the rights and claims against the Company Released Parties the Executive is releasing, and that the Executive understands that the Executive is not releasing any rights or claims arising after the Effective Date.
          (c) The Executive further agrees never to sue the Company Released Parties or cause the Company Released Parties to be sued regarding any matter within the scope of this Release. If the Executive violates this Release by suing any of the Company Released Parties or causing any of the Company Released Parties to be sued, the Executive agrees to pay all costs and expenses of defending against the suit incurred by the Company Released Parties, including reasonable attorneys’ fees (other than in connection with any suit regarding the scope of this Release in which the Executive is successful).
          (d) The Executive expressly represents and warrants that the Executive is the sole owner of the actual or alleged claims, demands, rights, causes of action and other matters that are released herein, that the same have not been transferred or assigned or caused to be transferred or assigned to any other person, firm, corporation or other entity, and that the Executive has the full right and power to grant, execute and deliver this Release. This Release does not impair Executive’s right to file a charge or complaint with any federal, state, or local enforcement agency. However, the Executive agrees that this Release may be pleaded as a complete bar to any action or suit before any administrative body or court with respect to any complaint, charge, or claim arising under any federal, state, local or other law.

     2. The Company, on behalf of the Company and anyone claiming through the Company, including the Company’s parent, subsidiaries, affiliates and agents, and the predecessors, successors and assigns of any of them, releases and discharges the Executive and his heirs, assigns and agents (the “Executive Released Parties”), from each and every claim, action or right of any sort, in law or in equity, known or unknown, asserted or unasserted, foreseen or unforeseen, arising on or before the Effective Date (as defined in Section 7 hereof), excepting only: (i) the rights of the Company and its affiliates under this Release, the Employment Agreement (to the extent the Executive has continuing obligations pursuant to the express provisions thereof following such termination, including without limitation, Section 12 of the Employment Agreement) and the Company Benefit Plans and (ii) rights of the Company arising by reason of the Executive having committed a crime or an act or omission to act which constitutes fraud, willful misconduct or gross negligence. The Executive acknowledges that the Executive is bound by the provisions of Section 12 of the Employment Agreement.
          (a) The Company further agrees never to sue the Executive Released Parties or cause the Executive Released Parties to be sued regarding any matter within the scope of this Release. If the Company violates this Release by suing any of the Executive Released Parties or causing any of the Executive Released Parties to be sued, the Company agrees to pay all costs and expenses of defending against the suit incurred by the Executive Released Parties, including reasonable attorneys’ fees (other than in connection with any suit regarding the scope of this Release in which the Company is successful).
          (b) The Company expressly represents and warrants that the Company and its affiliates are the sole owner of the actual or alleged claims, demands, rights, causes of action and other matters that are released herein, that the same have not been transferred or assigned or caused to be transferred or assigned to any other person, firm, corporation or other entity, and that the Company has the full right and power to grant, execute and deliver this Release.
     3. The Executive understands that any and all Company covenants which relate to Company obligations to the Executive following any termination of employment, including but not limited to the payments set forth in Section 10.3 or 10.4 of the Employment Agreement, are contingent on the Executive’s satisfaction of the Executive’s obligations under this Release (other than obligations arising under Section 4 hereof).
     4. The Executive agrees that he or she will cooperate fully with the Company in connection with any and all existing or future claims, disputes, negotiations, investigations, litigation or administrative proceedings brought by or against the Company or any of its affiliates, agents, officers, directors or employees, whether administrative, civil or criminal in nature, in which and to the extent the Company deems the Executive’s cooperation necessary. Such cooperation may include, but shall not be limited to, providing information or documents, providing declarations or statements to the Company, meeting with attorneys or other representatives of Company, preparing for and give depositions or testimony, and/or otherwise cooperating in the investigation, defense or prosecution of such matters. The Executive understands that the Company will reimburse the Executive for reasonable out-of-pocket expenses incurred as a result of such cooperation. Nothing herein shall prevent the Executive from communicating with or participating in any government investigation. The Executive will act in good faith to furnish the information and cooperation required by this Section 4 and the Company will act in good faith so that the requirement to furnish such information and cooperation does not create a hardship for the Executive.
     5. The Executive agrees, subject to any obligations the Executive may have under applicable law, that the Executive will not make or cause to be made any statements that disparage, are inimical to, or damage the reputation of the Company or any of its affiliates, subsidiaries, agents, officers, directors or executives. In the event such a communication is made to anyone, including but not limited to the media, public interest groups and publishing companies, it will be considered a material breach of the terms of the Employment Agreement and this Release and the Executive will be required to reimburse the Company for any and all payments made under the terms of the Employment Agreement and all commitments to make additional payments to the Executive will be null and void. The Company agrees, subject to any obligations the Company or other relevant individual or entity may have under applicable law, that neither the Company, its parent or subsidiary corporations, its executive officers or the members of the board of directors of the Company or its parent, will not make or cause to be made any statements that disparage, are inimical to, or damage the reputation of the Executive.
     6. The Company is not obligated to offer employment to the Executive (or to accept services or the performance of work from the Executive directly or indirectly) now or in the future.
     7. The Executive may revoke this Release in writing within seven days of signing it. This Release will not take effect until the Effective Date. If the Executive revokes this Release, all of its provisions and the payment provisions of Sections 10.3 and 10.4 of the Employment Agreement shall be void and unenforceable. Such revocation must be received by the Company no later than 11:59 p.m. on the seventh day after Executive’s execution of this Release at the following address: CSK Auto, Inc. 645 E. Missouri, Phoenix, AZ 85012, Attention:                                         . The “Effective Date” shall be the day after the end of the revocation period described in this Section 7 hereof.
     8. The Employment Agreement and this Release constitute the entire understanding between the parties. The Executive has not relied on any oral statements that are not included in the Employment Agreement or this Release.
     9. In the event that any provision of this Agreement is determined to be legally invalid or unenforceable by any court or arbitrator of competent jurisdiction, and cannot be modified to be enforceable, the affected provision shall be stricken from the Agreement, and the remaining terms of the Agreement and its enforceability shall remain unaffected.
     10. This Release shall be construed, interpreted and applied in accordance with the law of the State of Arizona (other than conflict of laws principles).
     11. In the event that Executive’s termination constitutes a exit incentive or other employment termination program offered to a group or class of employees under 29 U.S.C.

§626(F), Executive shall have forty-five (45) days within which to consider this Release and Executive shall be provided with all other disclosures required by law.

EXECUTIVE

Lawrence N. Mondry

Date:

CSK AUTO, INC.

By:

Name:
Title:

CSK AUTO CORPORATION

By:

Name:
Title:

Option to Purchase 300,000 Shares of Common Stock

CSK AUTO CORPORATION
NONQUALIFIED STOCK OPTION AGREEMENT
(Inducement Award)
     THIS NONQUALIFIED STOCK OPTION AGREEMENT (“Agreement”) entered into as of June 13, 2007 (the “Grant Date”) between CSK AUTO CORPORATION, a Delaware corporation (the “Company”), and LAWRENCE N. MONDRY (the “Optionee”).
WITNESSETH:
     1. Grant of Option. The Company, in accordance with the allotment made by the Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”) and subject to the terms and conditions of this Agreement, grants to the Optionee an option (the “Option”) to purchase an aggregate of 300,000 shares (the “Option Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), at an exercise price of «EXERCISE_PRICE» per share (the “Exercise Price”), such price being equal to the mean of the highest and lowest reported sale prices for such shares on the New York Stock Exchange (the “NYSE Trading Price”) on the Grant Date. The Option is not intended to constitute an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.
     2. Duration; Exercisability. The term of the Option shall be seven (7) years from the Grant Date, subject to earlier termination as provided in this Agreement. The Option shall become exercisable, and shall vest, in accordance with the schedule set forth on Exhibit I hereto and will terminate and cease to be exercisable as set forth in this Agreement. The right to purchase Option Shares under the Option shall be cumulative, so that if the full number of Option Shares purchasable in a period shall not be purchased, the balance may be purchased at any time or from time to time thereafter, but not after the expiration of the Option.
     3. Method of Exercise. The Option shall be exercised by giving notice to the Company or its designee pursuant to the procedures established by the Company or its designee for employees’ exercises of stock options generally that are in effect from time to time, stating that the Optionee is exercising the Option hereunder, specifying the number of Option Shares being purchased and accompanied by payment in full of the aggregate Exercise Price therefor in a manner permitted by this paragraph 3. Except as set forth herein, Option Shares purchased under the Option shall, at the time of purchase, be paid for in full in cash. All, or any portion, of the Exercise Price may, at the discretion of the Committee, be paid (i) under an arrangement with the Company’s third party stock administrator or any other person or entity designated by the Committee to assist in the administration of the Company’s stock incentive plans (the “Stock Administrator”) where payment is made pursuant to an irrevocable direction to the Stock Administrator to deliver all or part of the proceeds from the sale of Option Shares to the Company or (ii) by the surrender (either actually or constructively by attestation) to the Company, at the time of exercise, of shares of previously acquired Common Stock owned by the Optionee, to the extent that such payment does not require the surrender of a fractional share of such previously acquired Common Stock or (iii) by authorizing the Company to withhold Common Stock otherwise issuable on exercise of the Option. Any shares of Common Stock used to pay the Exercise Price shall be valued at fair market value (which shall be, if the Common Stock is then listed on the New York Stock Exchange, the NYSE Trading Price) on the date the Option is exercised or (if the Common Stock is not then listed on the New York Stock Exchange) as otherwise determined in accordance with the procedures to be established by the Committee.
     4. Tax Withholding. The Company may withhold cash and/or shares of Common Stock to be issued to the Optionee in the amount that the Company determines is necessary to satisfy its obligation to withhold taxes or other amounts incurred by reason of the grant or exercise of the Option or the disposition of the underlying shares of Common Stock. Alternatively, the Company may require the Optionee to pay to the Company such amounts in cash promptly upon demand.
     5. Compliance with Laws and Regulations.
          (a) Notwithstanding the foregoing, the Option shall not be exercisable by the Optionee unless (i) a Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of Common Stock to be received upon the exercise of the Option shall be effective and current at the time of exercise or (ii) there is an exemption from registration under the Securities Act for the issuance of the shares of Common Stock upon such exercise. The Optionee hereby represents and warrants to the Company that, unless such a Registration Statement is effective and current at the time of exercise of the Option, the shares of Common Stock to be issued upon the exercise of the Option will be acquired by the Optionee for his own account, for investment only and not with a view to the resale or distribution thereof. In any event, the Optionee shall, while an employee or a director of the Company or any subsidiary or parent of the Company, notify the Company of any proposed resale of the shares of Common Stock issued to him upon exercise of the Option. Any subsequent resale or distribution of shares of Common Stock by the Optionee shall be made only pursuant to (x) a Registration Statement under the Securities Act that is effective and current with respect to the sale of shares of Common Stock being sold, or (y) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the Optionee shall, prior to any offer of sale or sale of such shares of Common Stock, provide the Company (unless waived in writing by the Company) with a favorable written opinion of counsel, in form and substance satisfactory to the Company, as to the applicability of such exemption to the proposed sale or distribution. Such representations and warranties shall also be deemed to be made by the Optionee upon each exercise of the Option. Nothing herein shall be construed as requiring the Company to register the shares subject to the Option under the Securities Act; provided, however, the Company hereby acknowledges that nothing herein shall limit the Company’s obligations to file and use its reasonable best efforts to maintain the effectiveness of a registration statement pursuant to Section 5.1 of that certain Employment Agreement, dated June 8, 2007, between the Company, CSK Auto, Inc. and the Optionee (the “Employment Agreement”).
          (b) Notwithstanding anything herein to the contrary, if at any time the Committee shall determine, in its discretion, that the listing or qualification of the shares of

Common Stock subject to the Option on any securities exchange or under any applicable law, or the consent or approval of any governmental agency or regulatory body, is necessary or desirable as a condition to, or in connection with, the granting of an option or the issue of shares of Common Stock hereunder, the Option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.
          (c) The Company may affix appropriate legends upon the certificate for shares of Common Stock issued upon exercise of the Option and may issue such “stop transfer” instructions to its transfer agent in respect of such shares as it determines, in its discretion, to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, or (ii) implement the provisions of this Agreement or any other agreement between the Company and the Optionee with respect to such shares of Common Stock.
     6. Effect of Termination of Employment. At such time as the Optionee ceases to be an employee of the Company or any subsidiary or parent corporation of the Company for any reason, except as provided in subparagraphs (a), (b), (d) or (e) below, the Option shall expire immediately as to those Option Shares for which they were not then exercisable, and as to the remaining Option Shares for which the Option is exercisable at the time of such termination, the Option shall expire on the earlier of the expiration of the term of the Option (set forth in paragraph 2 hereof) or according to the following schedule:
          (a) Retirement. If the Optionee ceases to be an employee of the Company or any subsidiary or parent corporation of the Company by reason of retirement provided that the Optionee has attained age 65 and the sum of the Optionee’s age and years of service with the Company is 75 or higher, the Option shall be deemed fully vested and exercisable immediately prior to such termination, and the Option shall expire, unless exercised, one (1) year after such termination.
          (b) Death or Disability. If (i) the Optionee ceases to be an employee of the Company or any subsidiary or parent corporation of the Company prior to the third anniversary of the Grant Date by reason of death or disability under the provisions of an applicable long-term disability plan, and (ii) upon such termination all conditions to exercisability of the Option required pursuant to this Agreement other than the vesting provisions set forth in Exhibit I hereto have been satisfied, the Option shall be deemed fully vested and exercisable immediately prior to such termination, and the Option shall expire, unless exercised by the Optionee, or if such termination was as a result of Optionee’s death, by Optionee’s legal representatives or heirs, one (1) year after such termination.
          (c) Cause. The Option shall expire immediately upon receipt by the Optionee of the notice of termination if the Optionee is terminated for Cause (as such term is defined in the Employment Agreement).
          (d) Without Cause or For Good Reason. If the Optionee ceases to be an employee of the Company or any subsidiary or parent corporation of the Company by reason of a termination of employment by the Company or any subsidiary or parent corporation of the Company for any reason other than Cause (as defined in the Employment Agreement) or by the Optionee for Good Reason (as defined in the Employment Agreement), the Option shall be deemed fully vested and exercisable immediately prior to such termination, and the Option shall expire, unless exercised, one (1) year after such termination.
          (e) Change of Control. Notwithstanding anything to the contrary in this clause (e), in the event the Optionee ceases to be an employee of the Company or any subsidiary or parent corporation of the Company because such Optionee’s relationship is involuntarily terminated by the Company or any of its subsidiaries (other than termination as a result of death or disability or for Cause as described in subsections (b) and (c) above) within one (1) year following a Change of Control (as defined in the Employment Agreement), the Option shall remain exercisable for a period of one (1) year following such termination.
          (f) All Other Terminations. The Option shall expire, unless exercised, three (3) months after the date of such termination. For purposes of this paragraph 6, the Optionee’s relationship as an employee of the Company or any subsidiary or parent corporation of the Company will be treated as continuing intact while the Optionee is on military leave, sick leave or another approved leave of absence if the period of leave does not exceed ninety (90) days, or a longer period to the extent that the Optionee’s right to reemployment with the Company or a subsidiary or parent corporation of the Company is guaranteed by statute or by contract. If the period of leave exceeds ninety (90) days and the Optionee’s right to continue as an employee is not guaranteed by statute or contract, the relationship will be deemed to have ceased on the 91st day of such leave.
     7. Transferability. The Option shall be transferable (a) by will or the laws of descent and distribution, or (b) during the lifetime of the Optionee only by gift or pursuant to a domestic relations order to members of the Optionee’s Immediate Family (as defined below) to the extent and in the manner determined by the Committee and subject to the prior written consent of the Committee. All or any portion of the Option transferred in accordance with this paragraph 7 will be subject to all of the same terms and conditions as provided in this Agreement. No transfer of the Option or any portion of it will be effective until the Committee consents to the transfer in writing. For purposes of this Agreement, the term “Immediate Family” shall mean any child, stepchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Optionee’s household (other than a tenant or employee), a trust in which these persons (or the Optionee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionee) control the management of assets, and any other entity in which these persons (or the Optionee) own more than 50% of the voting interests.
     8. Corporate Actions Unimpaired. The existence of the Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of shares of Common Stock or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the shares of Common Stock or other securities of the Company or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Further, except as expressly provided herein or by the Committee, (a) the issuance by the Company of shares of stock or any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, (b) the payment of a dividend in property other than Shares, or (c) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Option Shares subject to the Option or the Exercise Price, unless the Committee shall determine, in its sole discretion, that an adjustment is necessary to provide equitable treatment to the Optionee.
     9. Adjustments Upon Certain Events. If the outstanding shares of Common Stock or other securities of the Company, or both, for which the Option is then exercisable or as to which the Option is to be settled shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, extraordinary dividend of cash and/or assets, recapitalization, or reorganization, the Committee shall appropriately and equitably adjust the number and kind of shares or other securities which are subject to the Option, and the Exercise Price, so as to maintain the proportionate number of shares or other securities without changing the aggregate exercise price.
     10. No Option Repricing. Without the approval of stockholders, the Company shall not reprice the Option, except for adjustments under paragraph 8 or paragraph 9 hereof as determined by the Committee. For purposes of this Agreement, the terms “reprice” and “repricing” shall have the meanings given them under the relevant rules of the New York Stock Exchange.
     11. Miscellaneous.
          (a) Nothing in this Agreement shall confer upon the Optionee any right to continue in the employ of the Company, any parent or any of its subsidiaries, or interfere in any way with any right of the Company, any parent or any of its subsidiaries to terminate such employment at any time for any reason whatsoever without liability to the Company, any parent or any of its subsidiaries.
          (b) The Optionee (by his acceptance of the Option) represents and agrees that he will comply with all applicable laws relating to the grant and exercise of the Option and the disposition of the shares of Common Stock acquired upon exercise of the Option, including without limitation, federal and state securities and “blue sky” laws.
          (c) Any question concerning the interpretation of this Agreement, any adjustments required to be made under this Agreement, and any controversy that may arise under this Agreement shall be determined by the Board and/or the Committee in their sole and absolute discretion. All decisions, determinations and interpretations by the Committee regarding this

Agreement shall be final and binding on the Optionee and his beneficiaries. The Committee shall consider such factors as it deems relevant to making such decisions, determinations and interpretations, including, without limitation, the recommendations or advice of any director, officer or employee of the Company and such attorneys, consultants and accountants as the Committee may select.
          (d) This Agreement shall be binding upon and inure to the benefit of any successor or assign of the Company and to any heir, distributee, executor, administrator or legal representative entitled to the Optionee’s rights hereunder.
          (e) This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware and applicable federal law.
          (f) The invalidity, illegality or unenforceability of any provision herein shall not affect the validity, legality or enforceability of any other provision.
          (g) The Optionee (by his acceptance of the Option) agrees that the Board or the Committee may amend this Agreement and the Option granted hereunder; provided, however, that no amendment or alteration shall be made which would impair the rights of the Optionee, without the Optionee’s consent; provided further that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration is required or advisable in order for the Company or the Option to satisfy any law or regulation or to meet the requirements of any accounting standard.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CSK AUTO CORPORATION

By:
Maynard L. Jenkins, Jr. Chairman and Chief Executive Officer

Lawrence N. Mondry Date

Tax Identification No./Soc. Sec. No.

EXHIBIT I
VESTING OF OPTION SHARES
     The Option Shares will vest as to 33-1/3% of the Option Shares (rounded up or down to the nearest whole share of Common Stock) on the first anniversary of the Grant Date and as to an additional 33-1/3% of such Option Shares (rounded up or down to the nearest whole share of Common Stock), on each of the second and third anniversaries of the Grant Date.
     Upon a Change of Control, the Option will become exercisable, and the Option Shares will vest, as to all of the Option Shares that were not exercisable, or vested, immediately prior to such Change of Control.
     In the event that the Optionee’s employment with the Company or a subsidiary or parent corporation of the Company is terminated by the Company or any subsidiary or parent corporation of the Company for any reason other than Cause or by the Optionee for Good Reason, the Option will become exercisable, and the Option Shares will vest, as to all of the Option Shares that were not exercisable, or vested, immediately prior to such termination of employment.

CSK AUTO CORPORATION
RESTRICTED STOCK UNIT AGREEMENT
(Inducement Award)
     This Restricted Stock Unit Agreement (this “Agreement”) is made and entered into as of June 13, 2007 (the “Effective Date”) by and between CSK Auto Corporation, a Delaware corporation (the “Company”), and Lawrence N. Mondry (the “Participant”).
     WHEREAS, the Participant is an employee of the Company or a subsidiary or parent corporation of the Company; and
     WHEREAS, as a material inducement for the Participant to accept employment with the Company, the Company is willing to award restricted stock units (the “Restricted Stock Units”) covering a number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) to the Participant on the terms and conditions set forth in this Agreement.
     NOW, THEREFORE, the Company hereby agrees to issue the Participant certain Restricted Stock Units, and the Participant hereby accepts such Restricted Stock Units, on the terms and conditions hereinafter set forth.
1. AUTHORITY.
     The interpretation and construction by the committee of the Board of Directors of the Company (the “Board”) designated by the Board to administer the Company’s stock incentive plans (the “Committee”) and this Agreement and such rules and regulations as may be adopted by the Committee for the purpose of administering this Agreement shall be final and binding upon the Participant.
2. GRANT OF AWARD.
     Pursuant to the terms of this Agreement, the Company, acting through the Committee, hereby grants the Participant an award of 75,000 Restricted Stock Units (the “Award”). Each Restricted Stock Unit represents the right to receive one share of Common Stock (as adjusted from time to time pursuant to paragraph 5.3 of this Agreement) subject to the fulfillment of the vesting and other conditions set forth in this Agreement. By accepting the Award, the Participant irrevocably agrees on behalf of the Participant and the Participant’s successors and permitted assigns to all of the terms and conditions of the Award as set forth in or pursuant to this Agreement (as such may be amended from time to time).
3. VESTING.
     3.1 General. The Participant’s Restricted Stock Units and rights in and to the Common Stock subject to the Restricted Stock Units shall not be vested as of the Effective Date and shall be forfeitable unless and until otherwise vested pursuant to the terms of this Agreement. Subject to the Participant’s continued employment with the Company or a subsidiary or parent corporation of the Company (or as otherwise provided in paragraph 5 of this Agreement), the Award shall become vested in accordance with the following schedule: (i) one-third of the Restricted Stock Units subject to the Award shall vest on the first anniversary of the Effective Date, (ii) one-third of the Restricted Stock Units subject to the Award shall vest on the second anniversary of the Effective Date, and (iii) the remaining one-third of the Restricted Stock Units subject to the Award shall vest on third anniversary of the Effective Date (each such date a “Vesting Date”). Restricted Stock Units that have vested and are no longer subject to forfeiture are referred to herein as “Vested Units.” Restricted Stock Units that are not vested and remain subject to forfeiture are referred to herein as “Unvested Units.”
     3.2 Change of Control. Notwithstanding anything herein to the contrary, the Restricted Stock Units shall vest in their entirety upon a Change of Control (as defined in that certain Employment Agreement, dated June 8, 2007, between the Company, CSK Auto, Inc. and the Participant (the “Employment Agreement”)).
     3.3 Termination of Employment Without Cause or For Good Reason. Notwithstanding anything herein to the contrary, in the event that the Participant’s employment with the Company or a subsidiary or parent corporation of the Company is terminated by the Company or any subsidiary or parent corporation of the Company for any reason other than Cause (as defined in the Employment Agreement) or by the Participant for Good Reason (as defined in the Employment Agreement), all then Unvested Units shall vest as of the date of such termination of employment.
     3.4 Other Acceleration of Vesting. In its sole discretion, the Board or the Committee may accelerate the vesting of some or all of the Restricted Stock Units at any time.
4. SETTLEMENT OF RESTRICTED STOCK UNITS.
     4.1 Each Vested Unit will be settled by the delivery of one share of Common Stock (subject to adjustment under paragraph 5.3 of this Agreement) to the Participant or, in the event of the Participant’s death, to the Participant’s legal representatives or heirs, on or as soon as possible following the applicable Vesting Date; provided that the Participant has satisfied all of the obligations described in paragraph 6 of this Agreement, and that the Participant has completed, signed and returned any documents and taken any additional action that the Company deems appropriate to enable it to accomplish the delivery of the shares of Common Stock.
     4.2 The date upon which shares of Common Stock are to be issued under this paragraph 4 is referred to as the “Settlement Date.” The issuance of the shares of Common Stock hereunder may be effected by the issuance of a stock certificate, recording shares on the stock records of the Company or by crediting shares in an account established on the Participant’s behalf with a brokerage firm or other custodian, in each case as determined by the Participant. Fractional shares will not be issued pursuant to the Award.
     4.3 Notwithstanding the above, prior to a Change of Control (a) the Company shall not be obligated to deliver any shares of Common Stock during any period when the Company determines that the delivery of shares hereunder would violate any federal, state or other applicable laws, and (b) the date on which shares are issued hereunder may include a delay in order to provide the Company such time as it determines appropriate to address tax withholding and other administrative matters. Notwithstanding the above delay for administrative or other reasons provided for in clause (b) above, in no event will the such issuance of shares be delayed beyond the later of the end of the calendar year or the 15th day of the third month after the month in which the Settlement Date occurs, or such other time as permitted under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder without the imposition of any additional taxes under Section 409A of the Code.
5. VOTING; DIVIDENDS; CERTAIN CORPORATE TRANSACTIONS.
     5.1 Prior to any issuance of shares of Common Stock in settlement of the Award, no Common Stock will be reserved or earmarked for the Participant or the Participant’s account nor shall the Participant have any of the rights of a stockholder with respect to such Common Stock. Except as set forth in this paragraph 5, the Participant will not be entitled to any privileges of ownership of the shares of Common Stock subject to the Award (including, without limitation, any voting rights) underlying Vested Units and/or Unvested Units unless and until such shares of Common Stock are actually delivered to the Participant hereunder.
     5.2 From and after the Grant Date and unless and until the Award is forfeited or otherwise transferred back to the Company, the Participant will be credited with additional Restricted Stock Units having a value equal to dividends declared by the Company (other than stock dividends), if any, with record dates that occur prior to the Settlement Date of the Award as if the shares of Common Stock underlying the Award had been issued and outstanding, based on the fair market value of a share of Common Stock (which shall be, if the Common Stock is then listed on the New York Stock Exchange, the mean of the highest and lowest reported sale prices for such shares on the New York Stock Exchange, or if the Common Stock is not then listed on the New York Stock Exchange, as otherwise determined in accordance with the procedures to be established by the Committee (the “Fair Market Value”)) on the applicable dividend payment date. Any such additional Restricted Stock Units shall be considered part of the Award and shall also be credited with additional Restricted Stock Units as dividends (other than stock dividends), if any, are declared, and shall be subject to the same restrictions and conditions as the Restricted Stock Units subject to the Award with respect to which they were credited (including, but not limited to, the forfeiture provisions set forth in paragraph 7 of this Agreement).
     5.3 In the event that the outstanding securities of any class then comprising the shares subject to the Award are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of securities, or cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, reclassification, dividend (other than a regular cash dividend) or other distribution, stock split, reverse stock split or the like, then, the term “Common Stock” shall, from and after the date of such event, include such cash, property and/or securities so distributed in respect of the shares of subject to the Award, or into or for which the shares subject to the Award are so increased, decreased, exchanged or converted.
6. PAYMENTS TO COMPANY.
     By the execution of this Agreement, the Participant agrees to pay to the Company the amount of federal, state and local taxes that the Company is required to withhold and remit to the taxing authorities applicable to the Participant as a result of the transactions contemplated by this Agreement (collectively, “Taxes”). The Participant shall pay to the Company an amount equal to the Taxes the Company is required to withhold and remit as calculated by the Company in accordance with the rules and regulations of applicable taxing authorities governing the calculation of such withholding. The Participant shall make such withholding payment to the Company on the Settlement Date. If the Participant fails or refuses to make such payment to the Company on its due date, the Participant hereby authorizes the Company, in addition to any of its other remedies, to withhold from any other compensation or payments due by the Company to the Participant an amount sufficient to pay such withholding plus interest as hereafter provided until such withholding and interest is paid in full. Unless the Participant chooses to satisfy in cash the Taxes the Company is required to withhold as set forth above, by execution of this Agreement the Participant instructs and authorizes the Company to withhold on the Participant’s behalf that number of shares of Common Stock from those shares issuable to the Participant at the time when the Award becomes vested having a Fair Market Value on the Vesting Date equal to the Taxes the Company is required to withhold.

7. EFFECT OF TERMINATION OF EMPLOYMENT. At such time as the Participant ceases to be an employee of the Company or a subsidiary or parent corporation of the Company, the Restricted Stock Units then held by the Participant shall be treated as provided below:
     7.1 Retirement. If the Participant ceases to be an employee of the Company or a subsidiary or parent corporation of the Company prior to any Vesting Date by reason of retirement provided that the Participant has attained age 65 and the sum of the Participant’s age and years of service with the Company is 75 or higher, any then Unvested Units shall be deemed fully vested immediately prior to such termination. The shares of Common Stock subject to such Restricted Stock Units shall be delivered to the Participant in accordance with the provisions of paragraph 4 of this Agreement.
     7.2 Death or Disability. If the Participant ceases to be an employee of the Company or a subsidiary or parent corporation of the Company prior to any Vesting Date by reason of death or disability under the provisions of an applicable long-term disability plan, any then Unvested Units shall be deemed fully vested immediately prior to such termination. The shares of Common Stock subject to such Restricted Stock Units shall be delivered to the Participant in accordance with the provisions of paragraph 4 of this Agreement.
     7.3 All Other Terminations. If the Participant ceases to be an employee of the Company or a subsidiary or parent corporation of the Company prior to any Vesting Date for any reason other than as described in paragraph 3.2(c) of this Agreement or other than death, disability or retirement as provided in paragraphs 7.1 or 7.2 above, the Participant shall immediately forfeit all then Unvested Units, except that the Committee may, if it finds that the circumstances in the particular case so warrant, accelerate the vesting of any such Unvested Units. The shares of Common Stock subject to such Restricted Stock Units for which the vesting is accelerated pursuant to paragraph 3.2(b) or 3.2(c) of this Agreement or this paragraph 7.3 shall be delivered to the Participant in accordance with the provisions of paragraph 4 of this Agreement.
8. COMPLIANCE WITH LAWS AND REGULATIONS.
     8.1 Notwithstanding the foregoing, no shares of Common Stock shall be issued to the Participant pursuant to the Award unless (i) a Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of Common Stock to be received under the Award shall be effective and current at the time of exercise or (ii) there is an exemption from registration under the Securities Act for the issuance of the shares of Common Stock under the Award. The Participant hereby represents and warrants to the Company that, unless such a Registration Statement is effective and current at the time of issuance of any shares of Common Stock under the Award, the shares of Common Stock to be so issued will be acquired by the Participant for his or her own account, for investment only and not with a view to the resale or distribution thereof. In any event, the Participant shall, while an employee or director of the Company or any subsidiary or parent of the Company, notify the Company of any proposed resale of the shares of Common Stock issued to him under the Award. Any subsequent resale or distribution of shares of Common Stock by the Participant shall be made only pursuant to (x) a Registration Statement under the Securities Act that is effective and current with respect to the sale of shares of Common Stock being sold, or (y) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the Participant shall, prior to any offer of sale or sale of such shares of Common Stock, provide the Company (unless waived in writing by the Company) with a favorable written opinion of counsel, in form and substance satisfactory to the Company, as to the applicability of such exemption to the proposed sale or distribution. Such representations and warranties shall also be deemed to be made by the Participant upon each exercise of the Award. Nothing herein shall be construed as requiring the Company to register the shares subject to the Award under the Securities Act; provided, however, the Company hereby acknowledges that nothing herein shall limit the Company’s obligations to file and use its reasonable best efforts to maintain the effectiveness of a registration statement pursuant to Section 5.1 of the Employment Agreement.
     8.2 Notwithstanding anything herein to the contrary, if at any time the Committee shall determine, in its discretion, that the listing or qualification of the shares of Common Stock subject to the Award on any securities exchange or under any applicable law, or the consent or approval of any governmental agency or regulatory body, is necessary or desirable as a condition to, or in connection with, the issue of shares of Common Stock hereunder, shares of Common Stock will not be issued under the Award in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.
     8.3 The Company may affix appropriate legends upon the certificate for shares of Common Stock issued under the Award and may issue such “stop transfer” instructions to its transfer agent in respect of such shares as it determines, in its discretion, to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, or (ii) implement the provisions of this Agreement or any other agreement between the Company and the Participant with respect to such shares of Common Stock.
9. MISCELLANEOUS.
     9.1 Notice. Any notice required or permitted to be given hereunder shall be deemed sufficiently given if sent by registered or certified mail, postage prepaid, addressed to the addressee at his or its address last provided the sender in writing by the addressee for purposes of receiving notices hereunder or, unless or until such address shall be so furnished, to the address indicated opposite his or its signature to this Agreement. Each party may also provide notice by sending the other party a facsimile at a number provided by such other party.
     9.2 No Right to Employment. This Agreement is not an employment agreement and shall not confer on the Participant any right to be retained as an employee or director of the Company or any subsidiary, parent, successor or affiliate of the Company.
     9.3 Unfunded Benefits. Nothing in this Agreement shall be construed as requiring the Company to segregate, earmark, purchase or otherwise set aside or fund any investment or contract to secure its obligations under this Agreement. The rights of the Participant hereunder shall be those of a general unsecured creditor of the Company.
     9.4 No Trust. Nothing contained in this Agreement or any action taken pursuant to the provisions of this Agreement shall create or be construed to create any irrevocable trust of any kind or fiduciary relationship between the parties.
     9.5 Benefits Nontransferable. The rights of the Participant to the Restricted Stock Units as provided herein shall not be assigned, transferred, pledged or encumbered, and any attempted assignment shall be void. If any creditor, trustee in bankruptcy or other person attempts to attach or otherwise acquire any of the Participant’s interest under this Agreement, the Participant shall immediately forfeit all rights under this Agreement.

     9.6 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Arizona, and all questions relating to the validity and performance hereof and remedies hereunder shall be determined in accordance with such law.
     9.7 Modification and No Waiver of Breach. No waiver or modification of this Agreement shall be binding unless it is in writing signed by the parties hereto. No waiver by a party of a breach hereof by the other party shall be deemed to constitute a waiver of a future breach, whether of a similar or dissimilar nature, except to the extent specifically provided in any written waiver under this Section 9.7.
     9.8 Amendment. The Participant (by his or her acceptance of the Participant) agrees that the Board or the Committee may amend this Agreement and the Award granted hereunder; provided, however, that no amendment or alteration shall be made which would impair the rights of the Participant, without the Participant’s consent; provided further that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration is required or advisable in order for the Company or the Option to satisfy any law or regulation or to meet the requirements of any accounting standard.
     9.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement.
     9.10 Captions. The captions used herein are for ease of reference only and shall not define or limit the provisions hereof.
     9.11 Entire Agreement. This Agreement together with any agreement, plans or other documents implementing or reflecting the terms of this Agreement constitute the entire agreement between the parties hereto relating to the matters encompassed hereby and supersede any prior oral or written agreements.
     9.12 Arbitration. Any dispute arising under this Agreement shall be resolved by binding arbitration conducted under the auspices and pursuant to the rules of the American Arbitration Association and held in Phoenix, Arizona, or such other place as the parties may mutually agree. Each party shall bear its or his own costs and expenses in any such arbitration and one-half of the arbitrator’s fees and expenses.

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first written above.

CSK AUTO CORPORATION, a Delaware corporation

By:

		Name:	Maynard L. Jenkins, Jr.
		Title:	Chairman and Chief Executive Officer

Address for Notices:

645 E. Missouri Avenue Phoenix, AZ 85012 Attention: General Counsel
Participant

Lawrence N. Mondry

Address for Notices: